UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On June 12, 2014, we entered into an underwriting agreement (the “Underwriting Agreement”) with the several Underwriters named in the Underwriting Agreement (the “Underwriters”) for which Needham & Company, LLC is acting as representative, relating to an underwritten public offering of 7,462,675 shares of our common stock, $0.01 par value, at a per share price to the public of $3.35.

Pursuant to the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase up to an additional 1,119,401 shares of common stock.  The underwriters exercised their option with respect to all 1,119,401 additional shares on June 16, 2014.

The public offering closed on June 17, 2014, and we sold to the Underwriters an aggregate of 8,582,076 shares for gross proceeds of approximately $28.7 million, $26.7 million after deducting the underwriting discount and offering expenses payable by us of approximately $230,000.

The Company issued a press release on June 17, 2014 announcing the closing of the public offering.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release dated June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: June 17, 2014	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 17, 2014.